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[AETNA Logo]                           INTEROFFICE COMMUNICATION


                                       RICHARD L. HUBER
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                       A801
                                       (860) 273-7851
                                       FAX:  (860) 273-6872

To            Frederick C. Copeland

Date          September 26, 1997

Subject       Pension Credit


This memorandum is to confirm that paragraph 7 of my letter to you dated June 6, 1995 regarding your pension benefits in amended in its entirety and replaced with the following:

       Your participation in the pension plan will begin after you have completed one year of service with Aetna. Under the terms of the plan currently in effect, you will receive credit for your actual years of service from your date of employment and your benefit will vest after five years of such service. We also will credit you under a supplemental plan with an additional eight years of service as follows: the first after two years of active service; the second after three years of active service; the third and fourth after four years of active service; the fifth after five years of active service; the sixth after six years of active service; the seventh after seven years of active service; and the eighth after eight years of active service. Under the regular plan, you will accumulate one year for each year you remain in the employ of the Company (but no more than 35 years of actual and credited service combined will accumulate under both plans) as long as the plans remain in effect.

Your Employment Agreement with the Company dated as of December 21, 1995 remains in full force and effect.

Please sign and return one copy of this memorandum to evidence your agreement.


Aetna Inc.


By:    /s/  Richard L. Huber
       -------------------------------
       Richard L. Huber



Agreed and Accepted:

By:    /s/  Frederick C. Copeland, Jr.
       -------------------------------
       Frederick C. Copeland, Jr.

Date:           9/30/97
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